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Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

- Product Sales of $6.4 billion -
- Diluted EPS of $2.06 per share -
- Non-GAAP Diluted EPS of $2.27 per share -
- Revised Full Year 2017 Guidance -

Foster City, CA, October 26, 2017 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter ended September 30, 2017. The financial results that follow represent a year-over-year comparison of the third quarter 2017 to the third quarter 2016. Total revenues were $6.5 billion in 2017 compared to $7.5 billion in 2016. Net income was $2.7 billion or $2.06 per diluted share in 2017 compared to $3.3 billion or $2.49 per diluted share in 2016. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $3.0 billion or $2.27 per diluted share in 2017 compared to $3.7 billion or $2.75 per diluted share in 2016.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Product sales	$6,402	$7,405	$19,825	$22,737
Royalty, contract and other revenues	110	95	333	333
Total revenues	$6,512	$7,500	$20,158	$23,070

Net income attributable to Gilead	$2,718	$3,330	$8,493	$10,393
Non-GAAP net income*	$2,990	$3,677	$9,311	$12,128

Diluted earnings per share	$2.06	$2.49	$6.44	$7.59
Non-GAAP diluted earnings per share*	$2.27	$2.75	$7.06	$8.87

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

Product Sales
Total product sales for the third quarter of 2017 were $6.4 billion compared to $7.4 billion for the same period in 2016. Product sales for the third quarter of 2017 were $4.5 billion in the United States, $1.2 billion in Europe and $663 million in other locations. Product sales for the third quarter of 2016 were $5.1 billion in the United States, $1.4 billion in Europe and $931 million in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

October 26, 2017	2

Antiviral Product Sales
Antiviral product sales, which include sales of our HIV, chronic hepatitis B (HBV) and chronic hepatitis C (HCV) products, were $5.8 billion for the third quarter of 2017 compared to $6.8 billion for the same period in 2016.

•
HIV and HBV product sales were $3.6 billion compared to $3.5 billion for the same period in 2016. The increase was primarily due to the continued uptake of our tenofovir alafenamide (TAF) based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg), Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg) and Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg), were $2.2 billion compared to $3.3 billion for the same period in 2016. The decline was due to lower sales of Harvoni and Sovaldi across all major markets, partially offset by sales of Epclusa, which was approved in the United States and Europe in June and July 2016, respectively, and sales of Vosevi, which was approved in the United States and Europe in July 2017.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $559 million for the third quarter of 2017 compared to $564 million for the same period in 2016.
Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2017	2016	2017	2016
Research and development expenses (R&D)	$789	$1,141	$2,584	$3,890
Non-GAAP R&D expenses*	$745	$981	$2,446	$2,790

Selling, general and administrative expenses (SG&A)	$879	$831	$2,626	$2,406
Non-GAAP SG&A expenses*	$806	$780	$2,440	$2,256

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

During the third quarter of 2017, compared to the same period in 2016:

•
R&D expenses decreased primarily due to the 2016 impacts of a $200 million milestone expense associated with Nimbus Apollo, Inc. (Nimbus) and a $117 million impairment charge related to in-process R&D.

•	Non-GAAP R&D expenses* decreased primarily due to the 2016 impact of a $200 million milestone expense associated with Nimbus.
Cash, Cash Equivalents and Marketable Securities
As of September 30, 2017, Gilead had $41.4 billion of cash, cash equivalents and marketable securities compared to $36.6 billion as of June 30, 2017. This increase was primarily due to the issuance of $3.0 billion aggregate principal amount of senior unsecured notes in September 2017 to partially fund the purchase of Kite Pharma, Inc. (Kite). The acquisition was completed in October 2017. Cash flow from operating activities was $2.7 billion for the quarter. During the third quarter of 2017, Gilead paid cash dividends of $682 million and utilized $153 million on stock repurchases.

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October 26, 2017	3

Revised Full Year 2017 Guidance
Gilead revises its full year 2017 guidance, initially provided on February 7, 2017 and revised on July 26, 2017:

(In millions, except percentages and per share amounts)	Initially Provided February 7, 2017 Reiterated May 2, 2017	Updated July 26, 2017	Updated October 26, 2017
Net Product Sales	$22,500 - $24,500	$24,000 - $25,500	$24,500 - $25,500
Non-HCV Product Sales	$15,000 - $15,500	$15,500 - $16,000	$16,000 - $16,500
HCV Product Sales	$7,500 - $9,000	$8,500 - $9,500	$8,500 - $9,000
Non-GAAP*
Product Gross Margin	86% - 88%	86% - 88%	86% - 87%
R&D Expenses	$3,100 - $3,400	$3,200 - $3,400	$3,300 - $3,400
SG&A Expenses	$3,100 - $3,400	$3,200 - $3,400	$3,300 - $3,400
Effective Tax Rate	25.0% - 28.0%	25.0% - 28.0%	25.0% - 27.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$0.84 - $0.91	$0.86 - $0.93	$1.02 - $1.17

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2017 guidance is provided in the tables on page 9.

Corporate Highlights

•
In August, Gilead and Kite announced that the companies had signed a definitive agreement under which Gilead would acquire all of Kite’s outstanding shares of common stock for $180 per share in cash. The acquisition was completed in early October 2017 for approximately $11.2 billion, excluding $0.7 billion relating to the portion of stock-based compensation attributable to the post combination period.

Product and Pipeline Updates announced by Gilead during the Third Quarter of 2017 include:
Antiviral and Liver Diseases Programs

•
Announced that the China Food and Drug Administration has approved Sovaldi for the treatment of HCV infection. Sovaldi was approved for the treatment of adults and adolescents (aged 12 to 18 years) infected with HCV genotype 1, 2, 3, 4, 5 or 6 as a component of a combination antiviral treatment regimen. Sovaldi is the first Gilead HCV medicine approved in China.

•
Announced that the U.S. Food and Drug Administration (FDA) has granted priority review for Gilead’s new drug application (NDA) for an investigational, fixed-dose combination of bictegravir (50 mg) (BIC), an integrase strand transfer inhibitor, and emtricitabine/tenofovir alafenamide (200/25 mg) (FTC/TAF), a dual-NRTI backbone, for the treatment of HIV-1 infection. Gilead filed the NDA for BIC/FTC/TAF with a priority review voucher on June 12, 2017, and FDA has set a target action date under the Prescription Drug User Fee Act of February 12, 2018.

•
Announced that FDA has approved expanded labeling for Epclusa, the first all-oral, pan-genotypic, once-daily single-tablet regimen for the treatment of adults with HCV infection, to include use in patients co-infected with HIV.

•
Announced that the European Commission and FDA approved Vosevi, a once-daily single-tablet regimen for the treatment of HCV infection in adults with genotypes 1-6. Vosevi is the first and only single-tablet regimen for patients who have previously failed therapy with direct-acting antiviral (DAA) treatments and is the latest regimen in Gilead’s portfolio of sofosbuvir-based HCV DAA treatments.

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October 26, 2017	4

•
Announced detailed 48-week results from two Phase 3 studies evaluating the efficacy and safety of BIC/FTC/TAF for the treatment of HIV-1 infection in treatment-naïve adults. In the ongoing studies, BIC/FTC/TAF was found to be statistically non-inferior to regimens containing dolutegravir (50 mg). The data was presented in two late-breaker sessions at the 9th International AIDS Conference in Paris. In addition, our marketing authorization application for BIC/FTC/TAF has been fully validated and is now under evaluation by the European Medicines Agency.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2017 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 89229005 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through October 28, 2017. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 89229005.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2017 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including YescartaTM, Vosevi, Vemlidy, Epclusa, Descovy, Odefsey and Genvoya; Gilead’s ability to successfully commercialize Yescarta and advance Kite’s product pipeline and any difficulties or unanticipated expenses in connection with integrating the companies; the potential for increased pricing pressure globally and contracting pressure as well as decreased volume and market share from additional competitive HCV launches; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs) and Veterans Administration (VA); continued fluctuations in ADAP and VA purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada outside the United States; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical

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October 26, 2017	5

trials involving investigational compounds; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications and receive regulatory approval for new product candidates in the timelines currently anticipated or at all, including for BIC/FTC/TAF; Gilead’s ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VITEKTA®, VOLIBRIS®, VOSEVI®, YESCARTATM and ZYDELIG®.
ATRIPLA® is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 26, 2017	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Product sales	$6,402	$7,405	$19,825	$22,737
Royalty, contract and other revenues	110	95	333	333
Total revenues	6,512	7,500	20,158	23,070
Costs and expenses:
Cost of goods sold	1,032	1,129	3,115	3,186
Research and development expenses	789	1,141	2,584	3,890
Selling, general and administrative expenses	879	831	2,626	2,406
Total costs and expenses	2,700	3,101	8,325	9,482
Income from operations	3,812	4,399	11,833	13,588
Interest expense	(291)	(242)	(821)	(699)
Other income (expense), net	150	119	391	288
Income before provision for income taxes	3,671	4,276	11,403	13,177
Provision for income taxes	959	951	2,923	2,788
Net income	2,712	3,325	8,480	10,389
Net loss attributable to noncontrolling interest	(6)	(5)	(13)	(4)
Net income attributable to Gilead	$2,718	$3,330	$8,493	$10,393

Net income per share attributable to Gilead common stockholders - basic	$2.08	$2.52	$6.50	$7.72
Shares used in per share calculation - basic	1,306	1,322	1,307	1,347
Net income per share attributable to Gilead common stockholders - diluted	$2.06	$2.49	$6.44	$7.59
Shares used in per share calculation - diluted	1,319	1,339	1,319	1,369
Cash dividends declared per share	$0.52	$0.47	$1.56	$1.37

October 26, 2017	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,032	$1,129	$3,115	$3,186
Acquisition-related- amortization of purchased intangibles	(209)	(210)	(629)	(630)
Stock-based compensation expenses	(4)	(4)	(12)	(11)
Other(1)	2	3	(18)	9
Non-GAAP cost of goods sold	$821	$918	$2,456	$2,554

Product gross margin reconciliation:
GAAP product gross margin	83.9%	84.8%	84.3%	86.0%
Acquisition-related- amortization of purchased intangibles	3.3%	2.8%	3.2%	2.8%
Other(1)	—%	—%	0.1%	—%
Non-GAAP product gross margin(2)	87.2%	87.6%	87.6%	88.8%

Research and development expenses reconciliation:
GAAP research and development expenses	$789	$1,141	$2,584	$3,890
Up-front collaboration expenses	—	(5)	—	(373)
Acquisition-related expenses- acquired IPR&D	—	—	—	(400)
Acquisition-related- IPR&D impairment	—	(117)	—	(231)
Stock-based compensation expenses	(53)	(44)	(142)	(129)
Other(1)	9	6	4	33
Non-GAAP research and development expenses	$745	$981	$2,446	$2,790

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$879	$831	$2,626	$2,406
Acquisition-related- transaction costs	(12)	—	(12)	—
Stock-based compensation expenses	(56)	(47)	(150)	(138)
Other(1)	(5)	(4)	(24)	(12)
Non-GAAP selling, general and administrative expenses	$806	$780	$2,440	$2,256

Operating margin reconciliation:
GAAP operating margin	58.5%	58.7%	58.7%	58.9%
Up-front collaboration expenses	—%	0.1%	—%	1.6%
Acquisition-related- amortization of purchased intangibles	3.2%	2.8%	3.1%	2.7%
Acquisition-related expenses- acquired IPR&D	—%	—%	—%	1.7%
Acquisition-related- IPR&D impairment	—%	1.6%	—%	1.0%
Acquisition-related- transaction costs	0.2%	—%	0.1%	—%
Stock-based compensation expenses	1.7%	1.3%	1.5%	1.2%
Other(1)	(0.1)%	(0.1)%	0.2%	(0.1)%
Non-GAAP operating margin(2)	63.6%	64.3%	63.6%	67.1%

Interest expense reconciliation:
GAAP interest expense	$(291)	$(242)	$(821)	$(699)
Acquisition-related- transaction costs	18	—	18	—
Non-GAAP interest expense	$(273)	$(242)	$(803)	$(699)

Notes:
(1) Amounts related to restructuring, contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

October 26, 2017	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Effective tax rate reconciliation:
GAAP effective tax rate	26.1%	22.2%	25.6%	21.2%
Up-front collaboration expenses	—%	—%	—%	(0.5)%
Acquisition-related- amortization of purchased intangibles	(1.2)%	(0.4)%	(1.2)%	(0.7)%
Acquisition-related expenses- acquired IPR&D	—%	—%	—%	(0.5)%
Stock-based compensation expenses(1)	0.8%	—%	0.6%	—%
Non-GAAP effective tax rate(2)	25.7%	21.8%	25.0%	19.5%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,718	$3,330	$8,493	$10,393
Up-front collaboration expenses	—	5	—	373
Acquisition-related- amortization of purchased intangibles	201	204	605	612
Acquisition-related expenses- acquired IPR&D	—	—	—	400
Acquisition-related- IPR&D impairment	—	74	—	173
Acquisition-related- transaction costs	24	—	24	—
Stock-based compensation expenses(1)	55	70	161	203
Other(3)	(8)	(6)	28	(26)
Non-GAAP net income attributable to Gilead	$2,990	$3,677	$9,311	$12,128

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.06	$2.49	$6.44	$7.59
Up-front collaboration expenses	—	—	—	0.27
Acquisition-related- amortization of purchased intangibles	0.15	0.15	0.46	0.45
Acquisition-related expenses- acquired IPR&D	—	—	—	0.29
Acquisition-related- IPR&D impairment	—	0.06	—	0.13
Acquisition-related- transaction costs	0.02	—	0.02	—
Stock-based compensation expenses(1)	0.04	0.05	0.12	0.15
Other(3)	(0.01)	—	0.02	(0.02)
Non-GAAP diluted earnings per share(2)	$2.27	$2.75	$7.06	$8.87

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$211	$211	$659	$632
Research and development expenses adjustments	44	160	138	1,100
Selling, general and administrative expenses adjustments	73	51	186	150
Interest expense adjustments	18	—	18	—
Total non-GAAP adjustments before tax	346	422	1,001	1,882
Income tax effect(1)	(74)	(74)	(183)	(151)
Other(3)	—	(1)	—	4
Total non-GAAP adjustments after tax	$272	$347	$818	$1,735

Notes:
(1)     Income tax effect related to stock-based compensation expenses for the three and nine months ended September 30, 2017 includes the incremental tax benefit of $27 million and $60 million, respectively, recognized from the adoption of Accounting Standards Update 2016-09 “Improvements to Employee Share-Based Payment Accounting”

(2) Amounts may not sum due to rounding
(3) Amounts related to restructuring, contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts

October 26, 2017	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2017 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 7, 2017 Reiterated May 2, 2017	Updated July 26, 2017	Updated October 26, 2017
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	82% - 84%	82% - 84%	82% - 83%
Acquisition-related expenses(1)(3)	4% - 4%	4% - 4%	4% - 4%
Non-GAAP projected product gross margin(2)	86% - 88%	86% - 88%	86% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,295 - $3,640	$3,410 - $3,655	$3,535 - $3,685
Stock-based compensation expenses(1)(3)	(180) - (195)	(195) - (210)	(220) - (240)
Acquisition-related expenses(1) / up-front collaboration expenses	(15) - (45)	(15) - (45)	(15) - (45)
Non-GAAP projected research and development expenses	$3,100 - $3,400	$3,200 - $3,400	$3,300 - $3,400

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,305 - $3,615	$3,435 - $3,645	$3,755 - $3,940
Stock-based compensation expenses(1)(3)	(205) - (215)	(235) - (245)	(375) - (435)
Acquisition-related expenses- transaction costs and other(1)	—	—	(80) - (105)
Non-GAAP projected selling, general and administrative expenses	$3,100 - $3,400	$3,200 - $3,400	$3,300 - $3,400

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses(1) / up-front collaboration expenses	$0.62 - $0.67	$0.62 - $0.67	$0.72 - $0.82
Stock-based compensation expenses(1)	0.22 - 0.24	0.24 - 0.26	0.30 - 0.35
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$0.84 - $0.91	$0.86 - $0.93	$1.02 - $1.17

Notes:
(1)     Acquisition-related expenses, including acquisition-related amortization of intangible assets and stock-based compensation expenses, associated with Gilead’s acquisition of Kite are subject to adjustments pending completion of preliminary purchase accounting and valuation

(2) Total stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(3) Amounts include preliminary estimates of a range between $188 million and $251 million total stock-based compensation expenses associated with Gilead’s acquisition of Kite

October 26, 2017	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30,	December 31,
	2017	2016(1)

Cash, cash equivalents and marketable securities	$41,360	$32,380
Accounts receivable, net	4,122	4,514
Inventories	1,144	1,587
Property, plant and equipment, net	3,100	2,865
Intangible assets, net	8,342	8,971
Goodwill	1,172	1,172
Other assets	5,422	5,488
Total assets	$64,662	$56,977

Current liabilities	$9,597	$9,218
Long-term liabilities	29,811	28,396
Stockholders’ equity(2)	25,254	19,363
Total liabilities and stockholders’ equity	$64,662	$56,977

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2016. Certain amounts have been reclassified to conform to current year presentation
(2) As of September 30, 2017, there were 1,307 million shares of common stock issued and outstanding

October 26, 2017	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Antiviral products:
Genvoya – U.S.	$810	$407	$2,189	$816
Genvoya – Europe	146	46	358	92
Genvoya – Other International	32	8	67	13
	988	461	2,614	921

Harvoni – U.S.	718	1,084	2,628	3,965
Harvoni – Europe	110	380	583	1,447
Harvoni – Other International	145	396	515	2,029
	973	1,860	3,726	7,441

Epclusa – U.S.	543	593	2,142	657
Epclusa – Europe	263	40	649	40
Epclusa – Other International	76	7	154	7
	882	640	2,945	704

Truvada – U.S.	604	573	1,635	1,780
Truvada – Europe	154	217	527	713
Truvada – Other International	53	68	175	205
	811	858	2,337	2,698

Atripla – U.S.	324	486	974	1,454
Atripla – Europe	79	129	259	412
Atripla – Other International	36	35	133	132
	439	650	1,366	1,998

Descovy – U.S.	241	65	682	114
Descovy – Europe	65	23	149	35
Descovy – Other International	10	—	22	—
	316	88	853	149

Odefsey – U.S.	255	95	688	164
Odefsey – Europe	37	10	87	10
Odefsey – Other International	4	—	6	—
	296	105	781	174

Viread – U.S.	137	155	395	420
Viread – Europe	55	77	202	234
Viread – Other International	82	71	237	208
	274	303	834	862

Complera / Eviplera – U.S.(1)	91	254	315	675
Complera / Eviplera – Europe	133	143	385	445
Complera / Eviplera – Other International	13	14	44	40
	237	411	744	1,160

Stribild – U.S.(1)	181	525	632	1,227
Stribild – Europe	40	78	161	243
Stribild – Other International	8	18	38	57
	229	621	831	1,527

Sovaldi – U.S.	32	363	120	1,783
Sovaldi – Europe	19	184	238	727
Sovaldi – Other International	168	278	489	950
	219	825	847	3,460

Note:
(1) Amounts for the three and nine months ended September 30, 2016 include a favorable adjustment of rebate reserves of $223 million and $89 million for Stribild and Complera, respectively

October 26, 2017	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Vosevi – U.S.	$117	$—	$117	$—
Vosevi – Europe	5	—	5	—
Vosevi – Other International	1	—	1	—
	123	—	123	—

Other Antiviral – U.S.	48	14	101	36
Other Antiviral – Europe	7	5	17	18
Other Antiviral – Other International	1	—	4	2
	56	19	122	56

Total antiviral products – U.S.	4,101	4,614	12,618	13,091
Total antiviral products – Europe	1,113	1,332	3,620	4,416
Total antiviral products – Other International	629	895	1,885	3,643
	5,843	6,841	18,123	21,150

Other products:
Letairis	213	215	654	593
Ranexa	164	170	517	467
AmBisome	92	91	276	262
Zydelig	40	39	110	129
Other	50	49	145	136
	559	564	1,702	1,587

Total product sales	$6,402	$7,405	$19,825	$22,737